EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, SEC File No. 333-261592, and Registration Statements on Form S-8, SEC File Nos. 333-232629, 333-213438, 333-205328, 333-168611, 333-134631 and 333-166130 of Odyssey Marine Exploration, Inc. and Subsidiaries, of our report dated March 31, 2022 on the consolidated financial statements of Odyssey Marine Exploration, Inc. and Subsidiaries, in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Warren Averett, LLC

Tampa, Florida

March 31, 2022